                                                         AMENDED AND RESTATED
                                              DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                                                 With

                                                  OppenheimerFunds Distributor, Inc.

                                                         For Class B Shares of

                                                        Oppenheimer Growth Fund

This Distribution and Service Plan and Agreement (the "Plan") is dated as of the __ day of _______, 2002, by and between Oppenheimer
Growth Fund (the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan. This Plan is the Fund's written distribution and service plan for Class B shares of the Fund (the "Shares"),
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contemplated by Rule 12b-1 as it may be amended from time to time (the "Rule") under the Investment Company Act of 1940 (the "1940
Act"), pursuant to which the Fund will compensate the Distributor for its services in connection with the distribution of Shares, and the personal service and maintenance of shareholder accounts that hold Shares ("Accounts"). The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan.  The terms and provisions of this
Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the 1940 Act, (ii)
the Rule, (iii) Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., or any amendment or successor to such rule (the "NASD Conduct Rules") and (iv) any conditions pertaining either to distribution-related expenses or to a plan of distribution to which the Fund is subject under any order on which the Fund relies, issued at any time by the U.S. Securities and
Exchange Commission ("SEC").

2.       Definitions. As used in this Plan, the following terms shall have the following meanings:
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         (a)      "Recipient" shall mean any broker, dealer, bank or other person or entity which: (i) has rendered assistance
(whether direct, administrative or both) in the distribution of Shares or has provided administrative support services with respect to Shares held by Customers (defined below) of the Recipient; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning the sale of Shares; and
(iii) has been selected by the Distributor to receive payments under the Plan.

         (b)      "Independent Trustees" shall mean the members of the Fund's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating to this Plan.

         (c)      "Customers" shall mean such brokerage or other customers or investment advisory or other clients of a Recipient, and/or accounts as to which such Recipient provides administrative support services or is a custodian or other fiduciary.

         (d)      "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such
Recipient, or (ii) such Recipient's Customers, but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that more than one person or entity would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Fund's books as determined by the Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.
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         (a)      Payments to the Distributor. In consideration of the payments made by the Fund to the Distributor under this Plan,
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the Distributor shall provide administrative support services and distribution assistance services to the Fund. Such services include distribution assistance and administrative support services rendered in connection with Shares (1) sold in purchase transactions, (2)
issued in exchange for shares of another investment company for which the Distributor serves as distributor or sub-distributor, or
(3) issued pursuant to a plan of reorganization to which the Fund is a party. If the Board believes that the Distributor may not be rendering appropriate distribution assistance or administrative support services in connection with the sale of Shares, then the
Distributor, at the request of the Board, shall provide the Board with a written report or other information to verify that the
Distributor is providing appropriate services in this regard. For such services, the Fund will make the following payments to the
Distributor:

                   (i) Administrative Support Services Fees. Within forty-five (45) days of the end of each calendar quarter, the Fund
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will make payments in the aggregate amount of 0.0625% (0.25% on an annual basis) of the average during that calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day (the "Service Fee"). Such Service Fee payments received from the Fund will compensate the Distributor for providing administrative support services with respect to Accounts. The administrative support services in connection with Accounts may include, but shall not be limited to, the administrative support services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii) Distribution Assistance Fees (Asset-Based Sales Charge). Within ten (10) days of the end of each month, the
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Fund will make payments in the aggregate amount of 0.0625% (0.75% on an annual basis) of the average during the month of the aggregate net asset value of Shares computed as of the close of each business day (the "Asset-Based Sales Charge") outstanding until such Shares are redeemed or converted to another class of shares of the Fund, provided however, that a majority of the Independent
Trustees may, but are not obligated to, set a time period (the "Fund Maximum Holding Period") from time to time for making such payments. Such Asset-Based Sales Charge payments received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

                  The distribution assistance to be rendered by the Distributor in connection with the Shares may include, but shall not be limited to, the following: (i) paying sales commissions to any broker, dealer, bank or other person or entity that sells
Shares, and/or paying such persons "Advance Service Fee Payments" (as defined below) in advance of, and/or in amounts greater than, the amount provided for in Section 3(b) of this Agreement; (ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Shares by Recipients; (iii) obtaining financing or providing such financing from its own resources, or from an affiliate, for the interest and other borrowing costs of the Distributor's unreimbursed expenses incurred in rendering distribution assistance and administrative support services to the Fund; and (iv) paying other direct distribution costs, including without limitation the costs of sales literature, advertising and prospectuses (other than those prospectuses furnished to current holders of the Fund's shares ("Shareholders")) and state "blue sky" registration expenses.

         (b)      Payments to Recipients. The Distributor is authorized under the Plan to pay Recipients (1) distribution assistance
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fees for rendering distribution assistance in connection with the sale of Shares and/or (2) service fees for rendering administrative support services with respect to Accounts. However, no such payments shall be made to any Recipient for any such quarter in which its
Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, that may be set from time to time by a majority of the Independent Trustees. All fee payments made by the Distributor hereunder are subject to reduction or chargeback so that the aggregate service fee payments and Advance Service Fee Payments do not exceed the limits on payments to Recipients that are, or may be, imposed by the NASD Conduct Rules. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

                  (i) Service Fee. In consideration of the administrative support services provided by a Recipient during a calendar
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quarter, the Distributor shall make service fee payments to that Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding
Period"), if any, that may be set from time to time by a majority of the Independent Trustees.

                  Alternatively, the Distributor may, at its sole option, make the following service fee payments to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter: (i) "Advance Service Fee Payments" at a rate not to exceed 0.25% of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of business on the day such Shares are sold, constituting Qualified Holdings, sold by the Recipient during that quarter and owned beneficially or of record by the Recipient or by its Customers, plus (ii) service fee payments at a rate not to exceed 0.0625% (0.25%
on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one (1) year. At the Distributor's sole option, the Advance Service Fee Payments may be made more often than quarterly, and sooner than the end of the calendar quarter. In the event Shares are redeemed less than one year after the date such
Shares were sold, the Recipient is obligated to and will repay the Distributor on demand a pro rata portion of such Advance Service
Fee Payments, based on the ratio of the time such Shares were held to one (1) year.

                  The administrative support services to be rendered by Recipients in connection with the Accounts may include, but shall not be limited to, the following: answering routine inquiries concerning the Fund, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend payment options available, and providing such other information and services in connection with the rendering of personal services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

                  (ii)     Distribution Assistance Fees (Asset-Based Sales Charge) Payments. In its sole discretion and irrespective
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of whichever alternative method of making service fee payments to Recipients is selected by the Distributor, in addition the
Distributor may make distribution assistance fee payments to a Recipient quarterly, within forty-five (45) days after the end of each calendar quarter, at a rate not to exceed 0.1875% (0.75% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares computed as of the close of each business day constituting Qualified Holdings owned beneficially or of record by the Recipient or its Customers until such Shares are redeemed or converted to another class of shares of the Fund, provided however, that a majority of the Independent Trustees may, but are not obligated, to set a time period (the "Recipient
Maximum Holding Period") for making such payments. Distribution assistance fee payments shall be made only to Recipients that are registered with the SEC as a broker-dealer or are exempt from registration.

                  The distribution assistance to be rendered by the Recipients in connection with the sale of Shares may include, but shall not be limited to, the following: distributing sales literature and prospectuses other than those furnished to current
Shareholders, providing compensation to and paying expenses of personnel of the Recipient who support the distribution of Shares by the Recipient, and providing such other information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority of the Independent Trustees may at any time or from time to time increase or decrease the rate of fees to be paid to the Distributor or to any Recipient, but not to exceed the rates set forth above, and/or direct the Distributor to set, eliminate or modify any Minimum Holding Period, Minimum Qualified Holdings, Fund Maximum Holding Period and/or Recipient Maximum
Holding Period, and/or to provide for split requirements so that different time periods apply to shares afforded different shareholder privileges or other features, including without limitation, different Minimum Holding Periods, Fund Maximum Holding
Periods and/or Recipient Maximum Holding Periods for shares held subject to systematic withdrawal plans. The Distributor shall notify all Recipients of any Minimum Holding Period, Minimum Qualified Holdings, Fund Maximum Holding Periods and/or Recipient Maximum
Holding Period that are established and the rate of payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a revised current prospectus, statement of additional information or supplement to current prospectus or statement of additional information shall constitute sufficient notice.

         (d)      The Service Fee and the Asset-Based Sales Charge on Shares are subject to reduction or elimination under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

         (e)      Under the Plan, payments may also be made to Recipients: (i) by OppenheimerFunds, Inc. ("OFI") from its own resources (which may include profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OFI), from its own resources, from Asset-Based Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.
(f)           Recipients are intended to have certain rights as third-party beneficiaries under this Plan, subject to the limitations set forth below. It may be presumed that a Recipient has provided distribution assistance or administrative support services qualifying for payment under the Plan if it has Qualified Holdings of Shares that entitle it to payments under the Plan. In the event that either the Distributor or the Board should have reason to believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate distribution assistance in connection with the sale of Shares or administrative support services for Accounts, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate distribution assistance and/or services in this regard. If the Distributor or the Board of Trustees still is not satisfied after the receipt of such report, either may take appropriate steps to terminate the Recipient's status as such under the Plan, whereupon such Recipient's rights as a third-party beneficiary hereunder shall terminate.
Additionally, in their discretion, a majority of the Fund's Independent Trustees at any time may remove any broker, dealer, bank or other person or entity as a Recipient, where upon such person's or entity's rights as a third-party beneficiary hereof shall terminate.  Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any payment whatsoever to any person or entity other than directly to the
Distributor. The Distributor has no obligation to pay any Service Fees or Distribution Assistance Fees to any Recipient
if the Distributor has not received payment of Service Fees or Distribution Assistance Fees from the Fund.

4.       Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of persons to be Trustees
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of the Fund who are not "interested persons" of the Fund ("Disinterested Trustees") shall be committed to the discretion of the incumbent Disinterested Trustees. Nothing herein shall prevent the incumbent Disinterested Trustees from soliciting the views or the involvement of others in such selection or nominations as long as the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

5.       Reports. While this Plan is in effect, the Treasurer of the Fund shall provide written reports to the Fund's Board for its
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review, detailing the amount of all payments made under this Plan and the purpose for which the payments were made. The reports shall be provided quarterly, and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.       Related Agreements. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be
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terminated at any time, without payment of any penalty, by a vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding Class B voting shares; (ii) such termination shall be on not more than sixty days' written notice to any other party to the agreement; (iii) such agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (v) such agreement shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness, Continuation, Termination and Amendment. This Plan has been approved by a vote of the Board and its
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Independent Trustees cast in person at a meeting called on February 29, 2000, for the purpose of voting on this Plan, and shall take effect as of the date first set forth above. Unless terminated as hereinafter provided, it shall continue in effect until renewed by the Board in accordance with the Rule and thereafter from year to year or as the Board may otherwise determine but only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to increase materially the amount of payments to be made under this Plan, without approval of the Class B Shareholders at a meeting called for that purpose, and all material amendments must be approved by a vote of the Board and of the Independent Trustees.

          This Plan may be terminated at any time by vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding Class B voting shares. In the event of such termination, the
Board and its Independent Trustees shall determine whether the Distributor shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based Sales Charge in respect of Shares sold prior to the effective date of such termination.

8.       Disclaimer of Shareholder and Trustee Liability. The Distributor understands that the obligations of the Fund under this
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Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. The
Distributor represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and
Trustee liability for acts or obligations of the Fund.

                                                              Oppenheimer Growth Fund

                                                              By: ___________________
                                                                  Robert G. Zack,
                                                                  Secretary

                                                              OppenheimerFunds Distributor, Inc.

                                                              By: __________________________
                                                                  Katherine P. Feld,
                                                                  Vice President and Secretary